For Immediate Release
Contacts:

Kevin Comps, President
616-974-8491 | kevin.comps@northpointe.com

Brad Howes, CFO
616-726-2585 | brad.howes@northpointe.com

Northpointe Bancshares, Inc. Announces Completion of $70 Million
Subordinated Notes Offering

GRAND RAPIDS, MICHIGAN, December 9, 2025 – Northpointe Bancshares, Inc. (NYSE: NPB) (“Northpointe” or “Company”), the holding company for Northpointe Bank, today announced the completion of a private placement of $70,000,000 in aggregate principal amount of 7.50% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”). Northpointe intends to use the net proceeds of the private placement to redeem its existing 8.25% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), and has notified the holders of the Series A Preferred Stock that Northpointe will be redeeming 100% of the Series A Preferred Stock effective December 30, 2025.

The Notes will initially bear interest at a fixed interest rate of 7.50% per annum until December 15, 2030, with interest during this period payable semi-annually in arrears beginning June 15, 2026. From December 15, 2030, to the stated maturity date or early redemption date, the interest rate will reset quarterly to an annual floating rate equal to a benchmark rate, which is expected to be the then current Three-Month Term Secured Overnight Financing Rate (“SOFR”) plus 424 basis points, with interest during this period payable in arrears beginning December 15, 2030. The Notes are redeemable by the Company, in whole or in part, on any interest payment date on or after December 15, 2030, and at any time upon the occurrence of certain events. The Notes have been structured to qualify as Tier 2 capital for Northpointe for regulatory capital purposes.

Piper Sandler & Co. acted as lead placement agent and Keefe, Bruyette & Woods, A Stifel Company acted as co-placement agent for the transaction, both of which were represented by Holland & Knight LLP. Alston & Bird LLP served as legal counsel to Northpointe.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Northpointe Bancshares, Inc.
Headquartered in Grand Rapids, Michigan, Northpointe Bancshares, Inc. is the holding company of Northpointe Bank, a client-focused company that provides home loans and retail banking products to communities across the nation. Our mission is to be the best bank in America by bringing value and innovation to the people we serve. To learn more visit www.northpointe.com.

Forward-Looking Statements
This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Northpointe Bancshares, Inc. and its affiliates (collectively, “Northpointe”). For these statements, Northpointe claims the protection of the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release should be considered in conjunction with the other information available about Northpointe, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: effects on Northpointe’s business resulting from new U.S. domestic or foreign governmental trade measures, including but not limited to tariffs, import and export controls, foreign exchange intervention accomplished to offset the effects of trade policy or in response to currency volatility, and other restrictions on free trade; uncertain conditions within the domestic and international macroeconomic environment, including trade policy, monetary and fiscal policy, and conditions in the investment, credit, interest rate, and derivatives markets, and their impact on Northpointe and its customers; current financial conditions within the banking industry; changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; the aggregate effects of elevated inflation levels in recent years; loss of key Northpointe personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Northpointe’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the Russia and Ukraine conflict and the Israel and Hamas conflict; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Northpointe’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Northpointe does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.